Exhibit 99.1

949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE For more information contact Nancy Gray, SEVP & CFO, 714-438-2500	Member FDIC Equal Housing Lender Barbara Palermo, EVP & IR, 714-438-2500

Pacific Mercantile Bancorp Reports on Capital Augmentation Initiatives

COSTA MESA, Calif., February 1, 2011 (Globenewswire) — Pacific Mercantile Bancorp (NASDAQ: PMBC) today reported on the status of its efforts to increase the shareholders equity and improve the financial condition of its wholly-owned banking subsidiary, Pacific Mercantile Bank (the “Bank”).

As previously reported, on August 31, 2010, the Bank consented to the issuance of a Final Order (the “Order”) by the California Department of Financial Institutions (the “DFI”). Among other things, that Order required the Bank to reduce its non-performing assets and increase the ratio of the Bank’s tangible equity-to-tangible assets to 9.0% by January 31, 2011 by raising additional capital, generating earnings or reducing the Bank’s tangible assets, or a combination thereof.

Although we were not be able to meet those capital requirements by January 31, 2011, the DFI has notified us that it will not take action against the Bank at this time in order to enable us to continue our efforts to achieve the capital requirements of the Order. We understand that this decision is based on improvements made to date in the financial condition of the Bank that are attributable to reductions in non-performing assets and improvements in the Bank’s capital ratio.

Improvement in the Bank’s Financial Condition.

Decreases in Non-Performing Assets. Between September 30, 2010 and December 31, 2010, the Bank reduced the volume of its non-performing loans by approximately $22 million or 50%, and its total non-performing assets by approximately $9.8 million or 15%.

Improvement in Tangible Equity-to-Tangible Assets Ratio. Moreover, based on data contained in the Bank’s Call Report filed with the FDIC, its ratio of tangible equity-to-tangible assets had increased to 7.4% at December 31, 2010 from 6.0% at August 31, 2010, the date of the DFI Order.

Well-Capitalized Banking Institution. Additionally, as of December 31, 2010 the Bank’s capital ratios continued to exceed the federal regulatory capital ratios that are required to be met for a bank to be rated as a “well-capitalized” banking institution under the FDIC’s prompt corrective action regulations:

	At December 31, 2010
Pacific Mercantile Bank	Bank’s Actual Capital Ratios(1)	Capital Ratios to be Rated as Well Capitalized
Total capital to risk based assets	10.94%	10.0%
Tier 1 capital ratio to risk asset	9.68%	6.0%
Leverage ratio (Tier 1 capital to average asset)	7.41%	5.0%

(1)	Unaudited; taken from the Bank’s December 31, 2010 Call Report as filed with the FDIC.

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Pacific Mercantile Bancorp

February 1, 2011

Substantial Liquidity. The Bank continues to have substantial liquidity, which totaled approximately $210 million, or 18% of the Bank’s total assets, at December 31, 2010, including approximately $32 million of cash and cash equivalents and $165 million of securities available for sale.

Capital Augmentation Efforts

With the assistance of a nationally recognized investment banking firm, we have been exploring alternatives for meeting the capital requirements of the DFI Order. While we believe that we will be able to meet those capital requirements, we cannot provide any assurances as to when or even if we will succeed in doing so. Moreover, the DFI is not precluded from taking enforcement action against the Bank if its financial condition were to worsen or if we are do not succeed in meeting the capital requirements of the DFI Order in the near term.

About Pacific Mercantile Bancorp

Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.

The Bank operates a total of seven financial centers in Southern California, four of which are located in Orange County, one of which is located in Los Angeles County, another of which is located in San Diego County and the other of which is located in the Inland Empire in San Bernardino County. In addition to the Bank’s physical locations, it offers comprehensive banking services over its Internet Bank, which is accessible 24/7 worldwide at www.pmbank.com.

Forward-Looking Statements

This news release contains statements regarding our expectations, beliefs, intentions and views about our future financial performance and our business and trends and expectations regarding the markets in which we operate. Those statements, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Due to a number of risks and uncertainties to which our business and our markets are subject, our actual financial performance in the future and the future performance of our markets (which can affect both our financial performance and the market prices of our shares) may differ, possibly significantly, from our expectations as set forth in the forward-looking statements contained in this news release.

These risks and uncertainties include, but are not limited to, the following: The risk that the economic recovery will continue to be weak and sluggish, as a result of which we could incur additional credit losses that would adversely affect our results of operations and cause us to incur additional losses; uncertainties and risks with respect to the effects that our compliance with the FRB Agreement and DFI Order will have on our business and results of operations, including the risk that any sales of equity securities by us to raise additional capital could be dilutive of our existing shareholders; the risk of potential future supervisory action against us or the Bank if we are unable to meet the requirements of the FRB Agreement or the DFI Order; the risk that continued weakness in the economy also could lead to reductions in loan demand and, therefore, cause our interest income, net interest income and margins to decline; the possibility that the Federal Reserve Board will keep interest rates low in an effort to stimulate the economy, which could reduce our net interest margins and net interest income and, therefore, adversely affect our operating results; the uncertainties and risks created for our business by the recently enacted Wall Street Financial Reform Act and the prospect that government regulation of banking and other financial services organizations will increase, which could increase our costs of doing business and restrict our ability to take advantage of business and growth opportunities; and the risk that our re-entry in the wholesale mortgage loan business may cause us to incur additional operating expenses and may not prove to be profitable or may even cause us to incur losses.

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Pacific Mercantile Bancorp

February 1, 2011

Additional information regarding these and other risks and uncertainties to which our business and our operating results and the price performance of our shares, are subject is contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009, which we filed with the Securities and Exchange Commission on April 1, 2010 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 which we filed with the Securities and Exchange Commission on November 12, 2010. Due to those risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future financial performance based solely on our historical financial performance. We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

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